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                                                                    EXHIBIT 4.11

                                 AMENDMENT NO. 3

                                     WARRANT
                                   TO PURCHASE
                                  COMMON SHARES
                                       OF
                            CAPELLA EDUCATION COMPANY

      This agreement is Amendment No. 3 (the "Amendment") to the Warrant to purchase Common Shares of CAPELLA EDUCATION COMPANY (formerly known as Learning Ventures International, Inc.), a Minnesota corporation (the "Company"), issued to Legg Mason Wood Walker, Incorporated, a Maryland corporation (the "Holder"), on June 16, 1998 (the "Warrant"). This Amendment is entered into as of the 22nd day of January, 2003.

                                    RECITALS

      WHEREAS, the Warrant was amended by Amendment No. 1 to the Warrant to purchase Common Shares of Capella Education Company ("Amendment No. 1") effective April 20, 2000 and further amended by Amendment No. 2 to the Warrant to purchase Common Shares of Capella Education Company ("Amendment No. 2") effective February 21, 2002;

      WHEREAS, the Company proposes to sell and issue up to 683,452.20 shares of its Class G Convertible Preferred Stock (the "Class G Preferred Stock") pursuant to that certain Stock Purchase Agreement dated as of January 15, 2003 (the "Purchase Agreement");

      WHEREAS, the Company intends to enter into an Exchange Agreement (the "Exchange Agreement") pursuant to which the holders of Class F Convertible Preferred Stock (the "Class F Investors") will agree severally to exchange each of the outstanding shares of Class F Convertible Preferred Stock held by such investor for shares of Class G Preferred Stock (the "Exchange");

      WHEREAS, the purchase of the Class G Convertible Preferred Stock under the Purchase Agreement and the Exchange are each conditioned upon the Holder and the Company entering into this Amendment; and

      WHEREAS, the Holder desires that shares of Class G Convertible Preferred Stock be sold by the Company pursuant to the Purchase Agreement;

            NOW, THEREFORE, the parties agree the Warrant shall be amended as follows:

            1. Section 7, entitled "Registration Rights," shall be amended by replacing the sixth, seventh, eighth and ninth sentences of the section, which begin "If the number of warrant securities ...", with the following text:

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      "If the number of warrant securities to be included in the underwriting in accordance with the foregoing is less than the total number of shares which the holders of warrant securities have requested to be included, then, (A) in the case of a registration statement whose filing was initiated by the Company, the securities to be included in such underwriting shall be allocated (x) first to the Company and (y) second among the holders of warrant securities, Class D Registrable Securities, Class E Registrable Securities and Class G Registrable Securities who have requested registration, on a pro rata basis based on the number of shares included in their respective requests for registration and (B) in the case of a registration statement whose filing was initiated by a selling stockholder, the securities to be included in such underwriting shall be allocated among the holders of warrant securities, Class D Registrable Securities, Class E Registrable Securities and Class G Registrable Securities who have requested registration on a pro rata basis based on the number of shares included in their respective requests for registration. "Class D Registrable Securities" means shares of the Company's Class D Convertible Preferred Stock (and shares of Common Stock acquired upon exercise thereof) that are "Registrable Securities" as defined in that certain Registration Rights Agreement between the Company and National Computer Systems, Inc., dated as of June 16, 1998 as amended by Amendment No. 1 to the Registration Rights Agreement as of the date of Amendment No. 1 to this Warrant, further amended by Amendment No. 2 to the Registration Rights Agreement as of the date of Amendment No. 2 to this Warrant and further amended by Amendment No. 3 to the Registration Rights Agreement as of the date of Amendment No. 3 to this Warrant. "Class E Registrable Securities" means the Class E Convertible Preferred Stock (and shares of Common Stock acquired upon exercise thereof) that are "Registrable Shares" as defined in that certain Second Amended and Restated Investor Rights Agreement between the Company, Joseph Gaylord and the investors on Schedule 1 thereto, dated as of the date of Amendment No. 3 to this Warrant. "Class G Registrable Securities" means the Class G Convertible Preferred Stock (and shares of Common Stock acquired upon exercise thereof) that are "Registrable Shares" as defined in that certain Second Amended and Restated Investor Rights Agreement between the Company, Joseph Gaylord and the investors on Schedule 1 thereto, dated as of the date of Amendment No. 3 to this Warrant."

            2. No Other Changes. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Warrant remain unaltered and in full force and effect. This Amendment along with Amendment No. 1, Amendment No. 2 and the Warrant shall be read and construed as one agreement.

            3. Effective Time. This Agreement shall become effective at the time of Closing (as defined in the Purchase Agreement).

            4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

         [The remainder of this page has been left blank intentionally.
                            Signature page follows.]

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            IN WITNESS WHEREOF, the parties hereto each has caused this
Amendment to be duly executed in its name and on its behalf, all as of the day and year first above written.

COMPANY:                                 CAPELLA EDUCATION COMPANY

                                         By: /s/ Stephen G. Shank
                                             -----------------------------------
                                             Stephen G. Shank
                                             Chief Executive Officer

HOLDER:                                  LEGG MASON WOOD WALKER,
                                         INCORPORATED

                                         By: /s/ Richard J. Homel Parb
                                             -----------------------------------
                                         Name: Richard J. Homel Parb
                                         Title: Senior Executive Vice President

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